Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report on Form 10-K for the year ended December 31, 2023 (the “Report”) of ProShares Trust II (the “Registrant”) and each of its Funds, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Edward Karpowicz, the Principal Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(3)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 28, 2024	By:	/s/ Edward Karpowicz
	Name:	Edward Karpowicz
	Title:	Principal Financial and Accounting Officer
ProShares Trust II